Exhibit 10.1

                  AMENDED AND RESTATED SHARE TRANSFER AGREEMENT



     THIS AMENDED AND RESTATED SHARE TRANSFER AGREEMENT (this "Amended and Restated Agreement), dated as of January 12, 2005 as amended and restated as of May 12, 2005, by and among Harbin Tech Full Industry Co., Ltd., ("Party A"), Harbin Tech Full Electric Co., Ltd. ("Party B") and Harbin Electric, Inc.

     WHEREAS, Party A and Party B were parties to the Share Transfer Agreement dated as of January 12, 2005 (the "Original Agreement");

     WHEREAS, Party A and Party B are companies organized under the laws of the People's Republic of China ("PRC");

     WHEREAS, Party A and Baldor Electric Company ("Baldor") entered into a Joint Venture Contract dated May 20, 2004 (the "JV Agreement") to jointly establish a company known as Sino-Foreign Cooperative USA Baldor-Tech Full Electric (Harbin) Company Limited (the "JV "), of which Party A owns 65%;

     WHEREAS, under the terms of the Joint Venture, HTFIC receives 55% of the profits from the Joint Venture with the remainder of the profits going to Baldor. The purpose of the Joint Venture is to manufacture and market electric motors and related equipment in China;

     WHEREAS, the Original Agreement provided that Party A would transfer its interest of sixty-five percent of the JV's equity ownership and all associated rights with respect to the JV to Party B in exchange for Party B to cause it's to be formed public parent ("Pubco") to issue 1,000,000 shares of Pubco to Party A;

     WHEREAS, Pubco became a US public company on January 24, 2005 and changed its name to Harbin Electric, Inc. ("Harbin Electric") on January 26, 2005;

     WHEREAS, Harbin Electric agreed to the issuance of the 1,000,000 shares on February 16, 2004;

     WHEREAS, based upon the valuation of the JV by an SEC registered appraiser, Party B and Harbin Electric discovered that the number of shares issued under the Original Agreement should have been 786,885; and

     WHEREAS, Party A, Party B and Harbin Electric, each desire to amend and restate the Original Agreement in its entirety to amend the amount of shares to be issued in exchange for Party A's equity interest in the JV and to make certain other changes. The Original Agreement shall be of no further force and effect.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, Party A, Party B and Harbin Electric agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Unless it is decided by law, regulations, other legally binding principles, rules, orders, and notice, or it is decided otherwise in this Amended and Restated Agreement, the terms and titles in this Amended and Restated Agreement shall have the following meanings:

     1.1 "Shareholder's Right" shall mean all of the JV shareholder's rights under the laws of the PRC.

     1.2 "Interest, Benefit, Claims, and Other Rights Associated with the Shareholder's Right" shall mean all other rights and benefits that Party A is entitled to as a shareholder other than the rights as described in 1.1.

                                   ARTICLE II
                               TRANSFER OF SHARES

     2.1 Party A shall transfer its entire ownership in the JV to Party B according to the terms and conditions in this Amended and Restated Agreement, as well as the Shareholder's Right and all the Interest, Benefit, Claims and Other Rights associated with the Shareholder's Right. Furthermore, Party A shall transfer all of its rights, benefits and obligations under the JV Agreement to Party B according to the terms and conditions in this Amended and Restated Agreement.

                                   ARTICLE III
                                  CONSIDERATION

     3.1 Harbin Electric will deliver to Party A, 786,885 shares of its common stock, par value $0.00001 (the "Shares"). The Shares shall be issued to Party A or its designated third party.

                                   ARTICLE IV
                                    TAXATION

     4.1 All taxation and fees relating to the transfer and performance of this Amended and Restated Agreement are pursuant to the current taxation policies under applicable laws of PRC. Party A warrants that under laws of the PRC, the transfer of equity ownership hereto is a tax free event.

                                    ARTICLE V
                                  EFFECTIVENESS

     5.1 This Amended and Restated Agreement shall come into effect upon the execution hereof by all the parties hereto.

                                   ARTICLE VI
                                   TERMINATION

     6.1 Party A has the right to terminate this Amended and Restated Agreement only due to the occurrence of Harbin Electric failing to issue the Shares.

     6.2  If Party A terminates this Amended and Restated Agreement due to
          Article 6.1 above, Party A does not need to compensate Party B. However, Party A shall reimburse Party B for any expenses incurred by Party B provided that Party B can prove that the said expenses were incurred due to the wrongful actions of Party A, and the said expenses were incurred.

                                   ARTICLE VII
                             STATEMENT AND GUARANTEE

     7.1  Party A makes the following statements and guarantee:

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
          (a) It is a duly registered company in good standing under the laws of PRC.

          (b) It invested in the JV in accordance with Chinese law, and there is no legal impediment for it to obtain the shares of the JV.

          (c) It has the right and authority to execute and implement this Amended and Restated Agreement.

          (d) The person signing this Amended and Restated Agreement on behalf of Party A is duly authorized by the Board of Directors.

          (e) It has obtained the necessary consent for the transfer from Baldor.

     7.2  Party B makes the following statements and guarantee:

          (a) It is a duly registered company in good standing under the laws of PRC.

          (b) It has the right and the ability to receive the 65% JV interest under this Amended and Restated Agreement.

          (c) It has the right and authority to execute and implement this Amended and Restated Agreement.

          (d) The person signing this Amended and Restated Agreement on behalf of Party B is duly authorized by the Board of Directors.

     7.3  Harbin Electric makes the following statements and guarantee:

          (a) It is a U.S. public company duly registered under the laws of Nevada.

          (b) The Shares have been duly authorized by all necessary corporate action on the part of Harbin Electric.

          (c) The person signing this Amended and Restated Agreement on behalf of Harbin Electric is duly authorized by the Board of Directors.

                                  ARTICLE VIII
                               DISPUTE SETTLEMENT

     8.1 The parties will attempt in good faith to resolve any dispute, controversy or claim under, arising out of or relating to or in connection with this Amended and Restated Agreement. If any such dispute, controversy or claim should arise, such duly authorized representative of the parties will meet at least once and will attempt to resolve the matter. If the matter has not resolved, within thirty
          (30) days after the first meeting (which period may be extended by mutual agreement), the parties will attempt in good faith to resolve the controversy or claim in accordance with the then current Center for Public Resources Model Procedure for Mediation of Business Disputes and the costs of the mediator associated with such mediation process shall be borne equally by the parties.

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
                                   ARTICLE IX
                                  GOVERNING LAW

     9.1 This Amended and Restated Agreement shall be governed by, construed and interpreted in accordance with the laws of the PRC.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 Notice. All notices or other communications under this Amended and Restated Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, or (b) sent by telecopy, telegram or telex, or (c) deposited in the mail, postage prepaid, addressed as follows:

                   If to Harbin Tech Full Industry Co., Ltd.:

                      Address: Junction of Raping Road and Weihai Road of Haping Concentration District, Harbin Development Zone
                      Attn:  Jianru Li
                      Tel:  86-451-86116779

                   If to Harbin Tech Full Electric Co., Ltd.:

                      Address: No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, 150060, China
                      Attn.:  Tianfu Yang
                      Tel:  86-451-86116757

                   If to Harbin Electric, Inc.

                      Address: No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, 150001, China
                      Attn:  Tianfu Yang
                      Tel:  86-451-86116757

     Any party may, by notice to the other party, change the address to which such notices are to be given.

     10.2. Assignment. This Amended and Restated Agreement shall not be assigned by either party without the express written consent of the other party.

     10.3 Provisions Subject to Applicable Law. All provisions of this Amended and Restated Agreement shall be applicable only to the extent that they do not violate applicable law and are intended to be limited to the extent necessary so that they will not render this Amended and Restated Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Amended and Restated Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Amended and Restated Agreement or of any other application of such provision shall in no way be affected thereby.

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
     10.4 Entire Agreement. This Amended and Restated Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may be amended or terminated only by a writing executed by each of them.

     10.5 Successors and Assigns. This Amended and Restated Agreement shall be binding upon, and shall inure to the benefit of, the respective heirs, executors, legal representatives and other successors and assigns of the parties to this Amended and Restated Agreement.

     10.6 Counterparts; Section Headings; Gender and Number. This Amended and Restated Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings of this Amended and Restated Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions of this Amended and Restated Agreement. Where appropriate to the context of this Amended and Restated Agreement, (i) use of the singular shall be deemed also to refer to the plural and use of the plural to the singular, and (ii) the use of the word "its" or another word denoting any gender shall include all genders.



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
     IN WITNESS WHEREOF, the parties have caused this Amended and Restated Agreement to be executed by their duly authorized representatives as of the day and year first above mentioned.

                                  Party A:  Harbin Tech Full Industry Co., Ltd.

                                  By: /s/ Tianfu Yang
                                      ---------------
                                  Name:   Tianfu Yang
                                  Title:



                                  Party B: Harbin Tech Full Electric Co., Ltd.

                                  By: /s/ Tianfu Yang
                                      ---------------
                                  Name:   Tianfu Yang
                                  Title:



                                  Harbin Electric, Inc.

                                  By: /s/ Tianfu Yang
                                      ---------------
                                  Name:   Tianfu Yang
                                  Title: Chief Executive Officer